February 7, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

File Number 001-09370

Dear Sirs/Madams:

We have read Item 4.01 of Receivable Acquisition & Management Corporation Form 8-K dated February 7, 2011 and we agree with the statements made concerning our firm.

Sincerely,

Friedman LLP

FLLP:rs
HG-2011:02:07:SEC:Ltr:Receivable:Acquisition